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                               AMENDMENT NUMBER 2
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT

         WHEREAS, Advantus Capital Management, Inc. (the "Adviser") and Credit Suisse Asset Management, LLC (the "Sub-Adviser") are parties to an Investment Sub-Advisory Agreement dated May 1, 2000 (the "Agreement"), as revised November 21, 2001, regarding sub-advisory services provided by the Sub-Adviser for the Advantus Enterprise Fund, Inc. (the "Fund"); and

         WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement:

         NOW, THEREFORE, for good and valuable consideration, the Adviser and the Sub-Adviser hereby agree as follows:

         1. Effective June 30, 2002, the fee schedule set forth in section 4 is amended and restated as follows:

              AVERAGE ASSETS UNDER MANAGEMENT*                         FEE
              --------------------------------                         ---
              Total assets from $0 up to $150 million                  0.65%
              Total assets from $150 million up to $200 million        0.64%
              Total assets from $200 million up to $250 million        0.63%
              Total assets from $250 million up to $300 million        0.62%
              Total assets from $300 million up to $350 million        0.61%
              Total assets from $350 million up to $400 million        0.60%
              Total assets from $400 million up to $450 million        0.59%
              Total assets from $450 million up to $500 million        0.58%
              Total assets from $500 million up to $550 million        0.57%
              Total assets from $550 million up to $600 million        0.56%
              Total assets from $600 million up to $650 million        0.55%
              Total assets from $650 million up to $700 million        0.54%
              Total assets from $700 million up to $750 million        0.53%
              Total assets from $750 million up to $800 million        0.52%
              Total assets from $800 million up to $850 million        0.51%
              Total assets from $850 million up to $900 million        0.50%
              Total assets from $900 million up to $950 million        0.49%
              Total assets from $950 million up to $1 billion          0.48%
              Total assets from $1 billion up to $1.050 billion        0.47%
              Total assets from $1.050 billion up to $1.1 billion      0.46%
              Total assets from $1.1 billion and up                    0.45%

         * The term "Average Assets Under Management" for purposes of the above schedule shall include all assets advised or sub-advised by the Sub-Adviser for the Adviser or its affiliates, in addition to those assets of the Portfolio. The Average Assets Under Management shall consist of the mathematical average of the quarterly aggregate

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assets as measured on March 31st, June 30th, September 30th and December 31st of
each calendar year (or portion thereof) for each of the preceding 8 quarters, with the fee rate determined on each such date being applicable to the following period and applied to all assets back to the first dollar in the Portfolio.

         2. Except as set forth herein, all provisions of the Agreement shall remain in full force and effect.

         3. Adviser hereby warrants and represents that the foregoing amendments have been approved in full compliance with the Investment Company Act of 1940, as amended and as interpreted by the staff of the Securities and Exchange Commission (including the no-action letter to Invesco, publicly available August 5, 1997), and the rules thereunder, and that the notice provisions and all other requirements of such Act and any other applicable law have been complied with in all respects.

         4. This Amendment Number 2 shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to the choice of law or conflicts of law provisions thereof.

       ADVANTUS CAPITAL MANAGEMENT, INC.                     CREDIT SUISSE
                                                         ASSET MANAGEMENT, LLC

By:                                        By:
        ---------------------------------          -----------------------------

        ---------------------------------          -----------------------------
          (PRINTED OR TYPED NAME)                    (PRINTED OR TYPED NAME)

Title:                                     Title:
        ---------------------------------          -----------------------------

Dated as of this __________________ day of July, 2002